UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2019

NATIONAL HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-12629 (Commission File Number)	36-4128138 (IRS Employer Identification No.)

200 Vesey Street, 25th Floor, New York, NY 10281

(Address of Principal Executive Offices)

(212) 417-8000

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	NHLD	The Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On July 17, 2019, National Holdings Corporation (the “Company”) provided notice to BDO USA LLP (“BDO”) that the Company was dismissing BDO as the Company’s independent registered public accounting firm, effective immediately. The decision to change accountants was approved by the audit committee of the board of directors.

BDO had served as the Company’s independent registered public accounting firm since May 31, 2018. The report of BDO on the Company’s consolidated financial statements for the fiscal year ended September 30, 2018 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended September 30, 2018 and through the subsequent interim period as of July 17, 2019, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO would have caused BDO to make reference thereto in its report on the consolidated financial statements for such year. During the fiscal year ended September 30, 2018 and through the subsequent interim period as of July 17, 2019, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided BDO with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K, and requested that BDO furnish a copy of its letter addressed to the Securities and Exchange Commission (the “SEC”), pursuant to Item 304(a)(3) of Regulation S-K, stating whether or not BDO agrees with the statements related to them made by the Company in this report. A copy of BDO’s letter to the SEC, dated July 19, 2019, is attached as Exhibit 16.1 to this report.

Newly Engaged Independent Registered Public Accounting Firm

On July 17, 2019, the Company approved the appointment of EisnerAmper LLP (“Eisner”), the Company’s previous independent registered public accounting firm, as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending September 30, 2019. Eisner previously served as the Company’s independent registered public accounting firm until the Company’s dismissal of Eisner on May 31, 2018 and provided a report on the Company’s consolidated financial statements for the fiscal year ended September 30, 2017. Subsequent to Eisner’s dismissal on May 31, 2018 and through the subsequent period as of July 17, 2019, neither the Company, nor anyone on its behalf, consulted Eisner regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and no written report or oral advice was provided to the Company by Eisner that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

16.1	Letter of BDO USA LLP, dated July 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2019	NATIONAL HOLDINGS CORPORATION (Registrant)

	By:	/s/ Michael A. Mullen
	Name:	Michael A. Mullen
	Title:	Chief Executive Officer